Ally Financial Inc. 2Q 2021 Earnings Review July 20, 2021 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com Exhibit 99.2

Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about future effects of COVID-19 and our ability to navigate them, the outlook for financial and operating metrics and performance, and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law.

GAAP and Core Results: Quarterly The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted earnings per share (Adjusted EPS), Core pre-tax income (loss), Core pre-tax, pre-provision net revenue (Core PPNR), Core net income (loss) attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Net financing revenue (excluding Core OID), Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. Core net income (loss) attributable to common shareholders is a non-GAAP financial measure. See page 27 for definition and 31 for calculation methodology. Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure. See page 31 for definition and calculation methodology. Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure. See page 33 for definition and calculation methodology. Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure. See page 32 for definition and calculation methodology. Adjusted efficiency ratio is a non-GAAP financial measure. See page 35 for definition and calculation methodology. Adjusted total net revenue is a non-GAAP financial measure. See page 37 for calculation methodology. Core pre-tax, pre-provision net revenue (Core PPNR) is a non-GAAP financial measure. See page 37 for calculation methodology.

Ally’s Culture and Priorities Relentless focus on dealers, consumers & commercial clients customers. Continuous prioritization of the well-being of our teammates Driving meaningful and lasting change through ongoing actions & Ally Charitable Foundation employees. communities. Driving long-term, enhanced value for ALL stakeholders do it right culture & values

2Q 2021 Preliminary Results

2Q 2021 Highlights

Focused Execution | Delivering Results

$2.33	26.7%	$2.14B	11.3%
Adjusted EPS(1)	Core ROTCE(1)	Adjusted Total Net Revenue(1)	CET1 Capital Ratio

- Increased FY 2021 buyback authorization by 25% to $2.0B | Announced 3Q dividend of $0.25, up 32% from PQ
- $50M contribution to Ally Charitable Foundation, furthering Ally's ability to drive positive, sustainable impacts

Auto & Insurance: Leading, Adaptable Partner | Comprehensive Capabilities & Products

- Consumer auto originations of $12.9B, from a record 3.5M decisioned applications
- 7.15% estimated retail auto originated yield(2) | Strongest credit performance on record with 3bps of net recoveries
- Insurance written premiums of $301M | Highest 2Q consumer F&I written premiums | Lower incurred weather losses in 2Q

Ally Bank: Leading, All-Digital Direct Bank | Engaged & Growing Customer Base

- 2.39M deposit customers, ↑ 12% YoY | $129.2B retail deposit balances, ↑ 12% YoY | 2Q'21 retail growth of $0.9B
- Ally Home®: $2.2B direct-to-consumer originations, ↑ 81% YoY
- Ally Invest: $15.6B Brokerage net customer assets, ↑ 62% YoY | 429k self-directed accounts, ↑ 11% YoY
- Ally Lending: $299M gross originations, ↑ 283% YoY | 2.6k merchants, ↑ 31% YoY
- Corporate Finance: $6.2B HFI portfolio, ↑ 2% YoY | Robust investment income, syndication activity and originations

(1) Represents a non-GAAP financial measure. See pages 31, 33, and 37 for calculation methodology and details.

(2) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 28 for details.

Note: Ally Bank, Member FDIC and Equal Housing Lender, offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, including savings, money-market, and checking accounts, CDs, and IRAs. Additionally, we offer securities-brokerage and investment-advisory services through Ally Invest.

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Quarterly Core Metric Trends (1), (2) Represents a non-GAAP financial measure. See page 31 and 33 for calculation methodology and details. CECL Day 1 Impact: $2.7/share (3) Represents a non-GAAP financial measure. See page 37 for calculation methodology and details. Adjusted Earnings Per Share & Core ROTCE Adjusted Total Net Revenue & Core PPNR Adjusted Tangible Book Value per Share(4) (4) Represents a non-GAAP financial measure. See page 32 for calculation methodology and details. Total Deposits (3) (3) Note: Other includes sweep deposits, mortgage escrow & other deposits. May not foot due to rounding. (1) (2)

2Q 2021 Financial Results Represents a non-GAAP financial measure. For calculation methodology see page 37. See page 36 for details and calculation methodology. Represents a non-GAAP financial measure. For calculation methodology see pages 31 and 36. 2Q 21 effective tax rate was impacted primarily due to a $78 million release of valuation allowance on foreign tax credit carryforwards during the second quarter of 2021. Represents a non-GAAP financial measure. For calculation methodology see page 31. Incl. $70M charge on TRUP’s debt extinguishment Incl. $78M valuation allowance release from discrete tax impacts

Balance Sheet and Net Interest Margin Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment. ‘Consumer Other’ consists of unsecured consumer lending from point-of-sale financing. Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits). Represents a non-GAAP financial measure. Excludes Core OID and Core OID balance. See page 37 calculation methodology. Includes FHLB borrowings, Repurchase Agreements and Demand Notes (Ally’s program was terminated & all outstanding demand notes redeemed. $2.1B were outstanding as of 12/31/2020). Includes remaining trust preferred securities.

Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHC’s and banks, including Ally, to delay and subsequently phase-in its impact, see page 28 for details. Capital Ratios and Shareholder Distributions 2Q 2021 CET1 ratio of 11.3% Ally’s Board of Directors approved 3Q 2021 common dividend per share of $0.25 and an increase to the 2021 common share buyback program to $2.0B Actions represent a $0.06 or ~32% increase per share vs. prior quarter dividend and a 25% increase to 2021 buyback authorization Ally has repurchased(1) $721M of common shares during 1H21 Announced $2.44B redemption of Trust Preferred Securities and issued $2.35B of Perpetual Preferred Stock Ally’s preliminary Stress Capital Buffer (SCB) of 3.5% and internal CET1 ratio target of >9.0% remain unchanged (1) Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. Excludes commissions. Capital Ratios and Risk-Weighted Assets Capital Deployment Actions

Asset Quality: Key Metrics Ratios exclude loans measured at fair value and loans held-for-sale. Note: Includes accruing contracts only. Days-past-due (“DPD”) (1) Corp/Other includes legacy Mortgage HFI portfolio. Note: See page 28 for definition. Retail Auto Net Charge-Offs Retail Auto Delinquencies Consolidated Net Charge-Offs (NCOs) Net Charge-Off Activity

All Other Incl. Macroeconomic ∆ in Portfolio Size Net Charge-off Activity Asset Quality: Coverage and Reserves 1 2 3 1Q’21 Reserve $3,152 $3,126 $87 ($113) $ - 2Q’21 Reserve ($ millions) 2Q'21 Net Recovery Neutral to Reserve ↑ Retail Auto, ↑ Ally Lending, partly offset by ↓ Floorplan Primarily Favorable Macro-economic Trends Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Consolidated Coverage Ratio Retail Auto Coverage Ratio Consolidated QoQ Reserve Walk

Ally Bank: Deposit & Customer Trends Note: Brokered / Other includes sweep deposits, mortgage escrow and other deposits. See page 28 for Customer Retention Rate definition. Numbers may not foot due to rounding. Total Deposits of $139 billion grew 6% YoY Retail deposits of $129.2 billion, up $0.9 billion QoQ despite a 70% increase YoY in trackable tax-payment outflows Brokered / Other deposits declined $5.3 billion YoY 2.39 million retail deposit customers, up 12% YoY Customer retention of 96% remained strong while adding 60 thousand net new customers in 2Q Eliminated overdraft fees on all deposit accounts For the 5th consecutive year, Ally Bank earned the top designation as ‘Best Internet Bank’ for 2021 by Kiplinger’s Note: Multi-relationship customers represent Deposit Customers with an Ally Invest or Ally Home relationship. Total Deposits: Retail & Brokered Balances Retail Deposit Customer Quarterly Growth Multi-Product Relationship Customers

Ally Bank: Leading, Growing, All-Digital Disruptor $ Sustained momentum demonstrates Ally’s brand value and strength ~8x FY’17 +267% See page 29 for footnotes. Note: Ally Bank, Member FDIC and Equal Housing Lender, offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, including savings, money-market, and checking accounts, CDs, and IRAs. Additionally, we offer securities-brokerage and investment-advisory services through Ally Invest. 19% CAGR 12+ Consecutive Years of Retail Deposit Growth 49 Consecutive Quarters of Customer Growth Largest All-Digital, Direct U.S. Bank(1) #1 $129B Retail Deposit Balances 13% CAGR

Auto Finance Pre-tax income of $917 million, up $588 million YoY and up $114 million QoQ Net financing revenue reflects growth in retail revenue and elevated off-lease vehicle gains, offsetting lower floorplan balances Provision expense driven by strong performance, improved economic trends and disciplined collections efforts, leading to a net recovery in 2Q Earning assets of $101.8 billion, down $1.4 billion YoY and down $1.2 billion QoQ, reflecting lower industry inventories Record used vehicle values reflect strong consumer demand and low inventories Resulted in $3.7k average lease remarketing gain per vehicle Industry-leading platform with comprehensive products delivered innovative solutions for dealers and customers Dealer relationships(2) of 19.7k, highest in Ally’s history Decisioned 3.5 million applications, up 14% YoY – our highest quarterly level, while increasing auto-decisioning and use of advanced data analytics Pricing and credit trends reflect steady underwriting and disciplined servicing approach Retail Auto Trends (3) See page 29 for footnotes. (3) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 28 for details.

Auto Finance: Agile Market Leader Note: Held-for-investment (HFI) asset balances reflect the average daily balance for the quarter. Consumer Originations Consumer Origination Mix Auto Balance Sheet Trends Dealer Relationships & Consumer Applications #1 Prime Auto Lender(1) Top-3 Used Auto Lender(4) Leading Insurance Provider (F&I, P&C Products) #1 Bank Floorplan Lender(2) Bank Retail Auto Loan Outstandings(3) #1 (5) See pages 28 and 29 for footnotes and definitions. ($ billions)

Insurance Represents a non-GAAP financial measure. See page 36 for calculation methodology and details. For additional footnotes see page 29. Pre-tax income of $87 million, down $41 million YoY and down $54 million QoQ due to change in fair value of equity securities YoY and elevated realized gains in prior quarter Core pre-tax income(1) of $67 million, up $28 million YoY and down $62 million QoQ Earned premiums up YoY driven by consumer F&I products Losses down YoY driven by lower weather losses Investment income lower YoY and QoQ driven by elevated realized investment gains in the prior periods Written premiums of $301 million in 2Q 2021 $274 million in consumer F&I product written premiums rose 16% YoY reflecting rate activity, conquest activity and strong vehicle sales P&C premiums declined 13% reflecting 41% industry vehicle inventory declines, mitigated by lower reinsurance cost YoY Insurance Written Premiums Insurance Investment Portfolio ($ billions, EOP) ($ millions) F&I: Finance and insurance products. P&C: Property and casualty insurance.

Corporate Finance Pre-tax income of $95 million, up $63 million YoY and up $42 million QoQ Higher total revenues reflecting strong syndication income and investment gains Provision reflects strong credit performance, recovery activity in Q2 and favorable macroeconomic trends $6.2 billion held-for-investment portfolio, up 2% YoY Slight QoQ decline reflects elevated prepayments Strong pipeline activity and $4.3 billion of unfunded commitments, positioning Ally for portfolio growth Asset Based Lending 52% 99.9% First Lien Key Portfolio Metrics Outstandings by Industry (as of 6/30/21) HFI Loans and Unfunded Commitments ~78% Loans with interest rate floors Represents a non-GAAP financial measure. See page 36 for calculation methodology and details. For additional footnotes see page 29.

Mortgage Finance Pre-tax income breakeven for the quarter, down $8 million YoY and down $23 million QoQ Net financing revenues trends reflect ongoing elevated prepayment activity mitigated by QoQ asset growth Other revenue down QoQ as gain on sale margins moderated lower and origination mix shifted from HFS to HFI Direct-to-consumer (DTC) originations of $2.2 billion in 2Q 2021, up 81% YoY 39% of 2Q originations from Ally Bank deposit customers 67% of origination units from refinance activity, up 43% YoY Mortgage Finance Held-for-Investment Assets Mortgage Finance DTC Originations See page 29 for footnotes ($ billions, EOP) ($ billions)

2Q 2021 Preliminary Results

Financial Outlook

Enhanced franchise value | Structurally more profitable company

Core ROTCE Progression (1)


1H'21
Reserve
Reduction
+/-20%
15%+
7.9%
9.4%
10.0%
9.8%
12.3%
12.0%
9.1%
2014
2015
2016
2017
2018
2019
2020
2021
2022-2023

Enhanced, Sustainable Return & Growth Profile

- ✓ Annual expansion of PPNR and Operating Leverage
- ✓ Expanding NIM (Mid/Hi 3%) and Net Financing Revenue
- ✓ Expanding Other Revenue (Mid-$400 / qtr)
- ✓ Normalizing Credit Trends
- ✓ Consistent Tax Rate (23-24%)(2)

Executing against our long-term strategic objectives

(1) *Represents a non-GAAP financial measure. See page 34 for details.*
(2) *Assumes statutory U.S. Federal tax rate is unchanged at 21%.*

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Strategic Priorities Leading, adaptable Auto and Insurance and digitally-based Ally Bank platforms Ongoing customer growth and relationship deepening across scalable platforms Sustainable, organic growth in evolving and expanded product offerings Efficient, disciplined risk management and capital deployment Long-term execution, sustainable results and enhanced value Servicing & Customer Solutions Payments Investing Savings & Checking Consumer & Commercial Lender Insurance ‘Do It Right’ Culture | Relentless Customer Focus Driving Long-term Value

Supplemental

Results by Segment Supplemental Represents a non-GAAP financial measure. See pages 36 and 37 for calculation methodology and details. See page 30 for additional footnotes.

Supplemental
2Q 2021 Preliminary Results

Funding Profile Details

Funding Mix


Deposits
Secured Debt
FHLB / Other
Unsecured Debt
10%
14%
11%
64%
7%
13%
9%
71%
7%
9%
4%
80%
6%
4%
1%
89%
2Q 18
2Q 19
2Q 20
2Q 21

Deposit Mix & Retail Portfolio Rate


Brokered / Other
Retail CD
MMA/OSA/Checking
53%
36%
11%
56%
34%
10%
58%
33%
9%
62%
30%
8%
65%
28%
7%
2Q 20
3Q 20
4Q 20
1Q 21
2Q 21

Note: Other includes sweep deposits, mortgage escrow and other deposits.

Unsecured Long-Term Debt Maturities(1)

Maturity Date	Coupon	Principal Amount Outstanding(2) ($ billions)
4/15/2021	4.25	$0.60
2022	4.32	$1.05
2023	2.09	$2.00
2024+(3)	6.27	$6.24

(1) Excludes retail notes and trust preferred securities; as of 6/30/2021.
(2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.
(3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year. 2024+ excludes Trust Preferred securities (excluding OID/issuance costs).

Wholesale Funding Issuance


($ billions)
AART (Ally Bank - Retail Auto)
AMOT (Ally Bank - Floorplan)
AFIN (AFI-Retail Auto)
AART-SN (Ally Bank - Lease)
$7.9
$0.8
$4.0
$1.3
$1.8
$4.9
$2.5
$2.4
$6.5
$0.5
$1.4
$4.6
$7.3
$1.8
$2.6
$3.0
$3.5
$3.5
2015
2016
2017
2018
2019
2020
2021

Term Unsecured Issuance

2015	2016	2017	2018	2019	2020	2021
$5.4	$0.9	$0.0	$0.0	$0.8	$2.8	$0.0

Note: Term ABS shown includes funding amounts (notes sold) at new issue and does not include private offerings sold later. Excludes $2.35 billion of preferred equity issued in 2021.

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Corporate and Other Represents a non-GAAP financial measure. See page 36 and 37 for calculation methodology and details. See page 30 for additional footnotes. Corporate and Other activity reflects: Centralized asset and liability management Corporate allocation activities Legacy mortgage portfolio Ally Invest and Ally Lending activities Pre-tax loss of $57 million, up $103 million YoY and down $44 million QoQ Net financing revenue up QoQ and YoY from deposit pricing actions Total other revenue up QoQ and YoY driven by corporate investment gains at Ally Ventures Noninterest expense up QoQ and YoY primarily from a $50 million contribution to the Ally Charitable Foundation and retirement eligibility update Total assets of $50.8 billion, up $0.4 billion YoY, driven primarily by an increase in the deferred tax asset Supplemental Note: Ratings & Outlook as of 6/30/2021. Our borrowing costs & access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands. Ally Financial Rating Details

Interest Rate Risk Sensitivities Supplemental Net financing revenue impacts reflect a rolling 12-month view. See page 28 for additional details. Gradual changes in interest rates are recognized over 12 months. The -100bps shock has been replaced with a -25bps shock, given low interest rate environment. Model assumes OSA rate near current pricing levels in down shock scenarios.

GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Deferred Tax Asset Supplemental Note: 4Q19 to 1Q20 DTA build was significantly impacted by CECL adoption on 1-1-2020. 1Q21 and 2Q21 increase in DTA driven primarily by change in tax depreciation election.

Supplemental

2Q 2021 Preliminary Results

Notes on Non-GAAP Financial Measures

The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to, and not a substitute for, GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core pre-tax income, Core pre-tax, pre-provision net revenue (Core PPNR), Core net income attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net financing revenue (excluding Core OID), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company's operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document.

1) ***Core pre-tax income*** *is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 36 for calculation methodology and details.*

2) ***Core pre-tax, pre-provision net revenue (Core PPNR)*** *is a non-GAAP financial measure calculated by adjusting Core pre-tax income to add back provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core businesses ability to generate earnings to cover credit losses and as it is utilized by Federal Reserve's approach to modeling within the Supervisory Stress Test Framework that generally follows U.S. generally accepted accounting principles (GAAP) and includes a calculation of PPNR as a component of projected pre-tax net income.*

3) ***Core net income attributable to common shareholders*** *is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See page 31 calculation methodology and details.*

4) ***Tangible Common Equity*** *is a non-GAAP financial measure that is defined as common stockholders' equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 32 for more details.*

5) ***Core original issue discount (Core OID) amortization expense*** *is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See page 37 calculation methodology and details.*

6) ***Core outstanding original issue discount balance (Core OID balance)*** *is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 37 for calculation methodology and details*

7) ***Accelerated issuance expense (Accelerated OID)*** *is the recognition of issuance expenses related to calls of redeemable debt.*

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Supplemental

2Q 2021 Preliminary Results

Notes on Other Financial Measures

8) ***Estimated Retail Auto Originated Yield*** *is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information.*

9) ***Interest rate risk modeling*** *– We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details.*

10) ***Net charge-off ratios*** *are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale.*

11) ***U.S. consumer auto originations***

- *New Retail – standard and subvented rate new vehicle loans*
- *Lease – new vehicle lease originations*
- *Used – used vehicle loans*
- *Growth – total originations from non-GM/Stellantis dealers and direct-to-consumer loans. Note: Stellantis N.V. ("Stellantis") announced January 17, 2021, following completion of the merger of Peugeot S.A. ("Groupe PSA") and Fiat Chrysler Automobiles N.V. ("FCA") on January 16, 2021, the combined company was renamed Stellantis.*
- *Nonprime – originations with a FICO® score of less than 620*

12) ***Customer retention rate*** *is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment.*

13) ***Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies -*** *In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extends through December 31, 2021. Beginning on January 1, 2022, we will be required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and plan to phase in the regulatory capital impacts of CECL based on this five-year transition period.*

14) ***Change in fair value of equity securities*** *impacts the Insurance, Corporate Finance and Corporate Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.*

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Supplemental

2Q 2021 Preliminary Results

Additional Notes

Page – 13 | Ally Bank: Leading, Growing, All-Digital Disruptor

(1) *Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony.*

Page – 14 | Auto Finance

(1) *Interest expense includes corporate allocations of $218 million in 2Q 2021, $211 million in 1Q 2021, and $197 million in 2Q 2020.*

(2) *Dealer relationships include Ally active dealers, excluding RV Commercial & Consumer lines of business exited in 2Q 2018.*

Page – 15 | Auto Finance: Agile Market Leader

(1) *'Prime Auto Lender' - Source: PIN Navigator Data & Analytics, a business division of J.D. Power. The credit scores provided within these reports have been provided by FICO® Risk Score, Auto 08 FICO® is a registered trademark of Fair Isaac Corporation in the United States and other countries. Ally management defines retail auto market segmentation (unit based) for consumer automotive loans primarily as those loans with a FICO® Score (or an equivalent score) at origination by the following:*

- *Super-prime 720+*
- *Prime 620 - 719*
- *Nonprime less than 620*

(2) *'Bank Floorplan Lender' - Source: Company filings, including WFC and HBAN.*

(3) *'Retail Auto Loan Outstandings' - Source: Big Wheels Auto Finance Data 2021.*

(4) *'Top-3 Used Auto Lender' - Source: Experian AutoCount.*

(5) *Dealer relationships include Ally active dealers, excluding RV Commercial & Consumer lines of business exited in 2Q 2018.*

Page – 16 | Insurance

(2) *Acquisition and underwriting expenses includes corporate allocations of $20 million in 2Q 2021, $17 million in 1Q 2021, and $17 million in 2Q 2020.*

(3) *Change in fair value of equity securities impacts the Insurance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.*

Page – 17 | Corporate Finance

(2) *Noninterest expense includes corporate allocations of $9 million in 2Q 2021, $9 million in 1Q 2021, and $8 million in 2Q 2020.*

(3) *Change in fair value of equity securities impacts the Corporate Finance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.*

Page – 18 | Mortgage Finance

(1) *Noninterest expense includes corporate allocations of $21 million in 2Q 2021, $20 million in 1Q 2021, and $20 million in 2Q 2020.*

(2) *1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices.*

ally do it right. | 29

Additional Notes Supplemental Page – 24 | Corporate and Other Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Change in fair value of equity securities impacts the Corporate and Other segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. HFI legacy mortgage portfolio and HFI Ally Lending portfolio. Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. Includes loans held-for-sale. Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corp/Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Page – 22 | Results by Segment

GAAP to Core Results: Adjusted EPS - Quarterly Supplemental Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure, as applicable for respective periods.

GAAP to Core Results: Adjusted TBVPS - Quarterly Supplemental Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio.

GAAP to Core Results: Core ROTCE - Quarterly Supplemental Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

GAAP to Core Results: Core ROTCE - Annual Supplemental Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

GAAP to Core Results: Adjusted Efficiency Ratio - Quarterly Supplemental Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods. In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 16 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment.

Non-GAAP Reconciliation – Core Income Supplemental Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See page 27 for definitions. Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.

Supplemental Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Core pre-tax, pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adjusting Core pre-tax income to add back provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core businesses ability to generate earnings to cover credit losses ‘Repositioning’ is primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items. Non-GAAP Reconciliations